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                                                               Exhibit 23(b)



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 1997 included in Current Report on Form 8-K File No. 001-12372. It should be noted that we have not audited any financial statements of Fiberite Holdings, Inc. subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.


                                              /s/ ARTHUR ANDERSEN LLP
                                              -----------------------
                                                  ARTHUR ANDERSEN LLP



Phoenix, Arizona
February 2, 1998

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